Exhibit 99.2

PEMEX PROJECT FUNDING MASTER TRUST

Offers to Exchange Securities

which have been

Registered under the Securities Act of 1933, as amended,

and which are

Unconditionally Guaranteed by

Petróleos Mexicanos,

for any and all of its Corresponding Outstanding Securities

CUSIP Nos. of Old Securities	ISIN Nos. of Old Securities	Old Securities Series of Pemex Project Funding Master Trust	Corresponding New Securities Series of Pemex Project Funding Master Trust, which have been registered under the Securities Act
70645JAS1 70645KAS8 70645JAP7 70645KAP4	US70645JAS15 (Rule 144A) US70645KAS87 (Reg. S) US70645JAP75 (Rule 144A) US70645KAP49 (Reg. S)	U.S. $759,254,000 5.75% Notes due 2015	Up to U.S. $759,254,000 5.75% Guaranteed Notes due 2015
70645JAT9 70645KAT6 70645JAQ5 70645KAQ2	US70645JAT97 (Rule 144A) US70645KAT60 (Reg. S) US70645JAQ58 (Rule 144A) US70645KAQ22 (Reg. S)	U.S. $751,995,000 6.625% Bonds due 2035	Up to U.S. $751,995,000 6.625% Guaranteed Bonds due 2035

To Our Clients:

Enclosed for your consideration is a prospectus of Pemex Project Funding Master Trust (the “Issuer”) and Petróleos Mexicanos (the “Guarantor”), a decentralized public entity of the Federal Government of the United Mexican States, dated August [    ], 2006 (the “Prospectus”), relating to the offers to exchange (the “Exchange Offers”) registered 5.75% Guaranteed Notes due 2015 and registered 6.625% Guaranteed Bonds due 2035 (together, the “New Securities”) for any and all outstanding 5.75% Notes due 2015 and 6.625% Bonds due 2035 (together, the “Old Securities”) of the Issuer, upon the terms and subject to the conditions described in the Prospectus. The Exchange Offers are being made in order to satisfy certain of the Issuer’s obligations under the Registration Rights Agreements referred to in the Prospectus.

The material is being forwarded to you as the beneficial owner of the Old Securities carried by us in your account but not registered in your name. A tender of such Old Securities may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf any Old Securities held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus. We also request that you confirm that we may, on your behalf, make the representations and warranties contained in the Prospectus in the section captioned “The Exchange Offers—Holders’ Deemed Representations, Warranties and Undertakings.”

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Securities on your behalf in accordance with the provisions of the Exchange Offers. The Exchange Offers will expire at Midnight, New York City time, on September [    ], 2006 (the “Expiration Date”), unless extended by the Issuer. The Old Securities tendered pursuant to the Exchange Offers may be withdrawn at any time before the Expiration Date, unless previously accepted by the Issuer.

Your attention is directed to the following:

1. The Exchange Offers are for any and all Old Securities.

2. The Exchange Offers are subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offers—Conditions to the Exchange Offers.”

3. Any transfer taxes incident to the transfer of Old Securities from the holder to the Issuer will be paid by the Issuer, except as otherwise provided in the Prospectus in the section captioned “The Exchange Offers—Transfer Taxes.”

4. The Exchange Offers expire at Midnight, New York City time, on the Expiration Date, unless extended by the Issuer.

If you wish to have us tender any of your Old Securities, please so instruct us by completing, executing and returning to us the instruction set forth below.

Instructions with Respect to the Exchange Offers

The undersigned acknowledge(s) receipt of your letter enclosing the Prospectus, dated August [    ], 2006 of Pemex Project Funding Master Trust and Petróleos Mexicanos, a decentralized public entity of the Federal Government of the United Mexican States.

This will instruct you to tender the principal amount of Old Securities indicated below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus. (Check one).

Box 1    ☐        Please tender the Old Securities held by you for my account. If I do not wish to tender all of the Old Securities held by you for my account, I have identified on a signed schedule attached hereto the principal amount of Old Securities that I do not wish tendered.

Box 2 ☐ Please do not tender any Old Securities held by you for my account.

Date:
Signature

Please print name(s) here

Area Code and Telephone No.

Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Old Securities.

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